Exhibit 99.1

FOR IMMEDIATE RELEASE

Rockdale Resources Corporation Appoints New Director and Announces Drilling of New Well

AUSTIN, Texas, August 7, 2013 (MARKETWIRE) -- Rockdale Resources Corporation (OTC QB: BBLS), an Austin, Texas-based oil drilling and production company, has announced the appointment of Matthew Ferguson, a veteran oil and gas engineer, to the Company’s Board of Directors.  Mr. Ferguson will also serve as an advisor to the Company.

“Mr. Ferguson is an excellent addition to Rockdale,” stated Marc Spezialy, Chief Executive Officer and Director of the Company.  “Mr. Ferguson has a unique expertise in the Minerva-Rockdale Field which is ideal for the future success of the Company.”

Mr. Ferguson’s experience includes oil field drilling, operations and production, and much of his prior work is specific to the Minerva-Rockdale Field, the Company’s area of operations.  He has worked in the oil and gas industry since 1999, and he currently serves as the President of Viceroy Petroleum GP, LLC, a Rockdale-based oil and gas operator in the state of Texas.

In June of this year, the Company announced new funding through a private placement and the completion of two new wells.  The Company is pleased to announce that, using a portion of this new funding, it will begin drilling its third new well this week.  The Company is also using a portion of the new funding to improve existing wells, with the goal of increasing production.

The Company is also pleased to announce that it is now a licensed oil and gas operator in the state of Texas.  As such, the Company will now be able to independently operate its lease, which the Company believes will reduce monthly operating expenses.

The Company is planning to drill a number of new wells in the Minerva-Rockdale Field and is actively seeking additional funding or joint venture agreements.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company.  The Company focuses on new oil wells in established areas of oil production. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. The Company's core area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. The Company's corporate offices are located in Austin, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding.  Any statement that does not contain a historical fact may be deemed to be a forward-looking statement.   In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation.  Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale.  Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Marc Spezialy, Rockdale Resources Corporation, 512-795-2300.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com